EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
I, Shankh Mitra, the Chief Executive Officer of Welltower Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended June 30, 2022 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SHANKH MITRA
Shankh Mitra,
Chief Executive Officer and Chief Investment Officer Date: August 9, 2022

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.